News Release

COMPANY CONTACT:
Bob Powers
Vice President Investor Relations
215.553.8323

CHECKPOINT SYSTEMS, INC.
ANNOUNCES COMPLETION OF
  SHORE TO SHORE, INC. ACQUISITION

Philadelphia, Pennsylvania, May 17, 2011 – Checkpoint Systems, Inc. (NYSE: CKP) today announced that it has completed the acquisition of Shore to Shore, Inc., including the Adapt Group and related assets.  Shore to Shore, headquartered in Centerville, Ohio, is a global retail apparel and footwear product identification business with production locations in 13 countries.  The company designs, manufactures and sells a full line of merchandise identification products including hang tags, price tickets, printed paper tags, pressure sensitive products, woven labels, leather and leather-like labels, heat transfer labels and brand protection and EAS solutions/labels.

The initial purchase price for the all cash acquisition will be $62.95 million less any debt.  A contingent purchase price payment of up to $23.75 million may be made if certain financial results are realized for the calendar year ended December 31, 2010, pending post closing verification.

Checkpoint expects Shore to Shore revenues for 2011 to be in the range of $60 million to $65 million. The transaction, excluding transaction expenses, is expected to be accretive to earnings this year.

The acquisition of Shore to Shore is a further step in Checkpoint’s strategy to become the recognized number two global provider of apparel labeling solutions and places Checkpoint significantly closer to its goal of growing the revenue of the Apparel Labeling Solutions business to over $400 million.

Checkpoint Systems, Inc.

Checkpoint Systems is a global leader in shrink management, merchandise visibility and apparel labeling solutions.  Checkpoint enables retailers and their suppliers to reduce shrink, improve shelf availability and leverage real-time data to achieve operational excellence.  Checkpoint solutions are built upon 40 years of RF technology expertise, diverse shrink management offerings, a broad portfolio of apparel labeling solutions, market-leading RFID applications, innovative high-theft solutions and its Web-based Check-Net® data management platform.  As a result, Checkpoint customers enjoy increased sales and profits by improving supply-chain efficiencies, by facilitating on-demand label printing and by providing a secure open-merchandising environment enhancing the consumer’s shopping experience.  For more information, visit www.checkpointsystems.com.

Caution Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.”  By their nature, forward-looking statements address matters that are subject to risks and uncertainties.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include: satisfaction of applicable closing conditions in our agreement to acquire the Shore to Shore business; amendments to the Shore to Shore purchase agreement prior to closing; our ability to integrate this and other acquisitions and to achieve our financial and operational goals for our acquisitions; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to implement cost reduction in field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; risks generally associated with our company-wide implementation of an enterprise resource planning (ERP) system and additional matters disclosed in our Securities and Exchange Commission filings.  We do not undertake to update our forward-looking statements, except as required by applicable securities laws.